SUPPLEMENTAL CHANGE OF CONTROL
EMPLOYMENT AGREEMENT

THIS AGREEMENT is made on the 20th day of February, 2007, between LANDAMERICA FINANCIAL GROUP, INC., a Virginia corporation (“Landamerica”) and JEFFREY C. SELBY (“Selby”).

LandAmerica and Selby have entered into an Amended and Restated Commonwealth Land/TransAmerica Title Insurance Co. Supplemental Executive Retirement Plan Agreement dated May 4, 1994 and amended and restated March 15, 2001 (the “SERP”) under which Selby is entitled to certain supplemental retirement benefits. LandAmerica and Selby have also entered into a Change of Control Employment Agreement dated December 28, 2006 under which Selby is entitled to certain benefits in the event his employment is terminated under certain circumstances following a change of control of LandAmerica (the “Change of Control Agreement”). The Change of Control Agreement amended and replaced a Change of Control Employment Agreement between Selby and LandAmerica dated February 17, 1999, as amended (the “Prior Change of Control Agreement”).

Additional retirement benefits that would have been provided to Selby in the Prior Change of Control Agreement were intentionally excluded from the Change of Control Agreement. LandAmerica and Selby wish to enter into this Agreement to provide such additional benefits to Selby.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

In the event Selby’s employment with LandAmerica is terminated under circumstances giving rise to a lump sum payment to Selby under Section 6(b)(i) of the Change of Control Agreement, such lump sum amount shall be increased by the excess of (1) the present value of the Normal Retirement Benefit (as defined in the SERP) Selby would receive if (a) his Career Average Annual Salary (as defined in the SERP) had been calculated assuming he had received his Annual Base Salary, as provided in Section 4(b)(i) of the Change of Control Agreement, for three (3) additional years and (b) his Service Percentage (as defined in the SERP) had been calculated giving Selby credit for three (3) additional Years of Service (as defined in the SERP) over (2) the present value of the actual Normal Retirement Benefit or Early Retirement Benefit Selby is entitled to under the SERP. The present value of the amounts in (1) and (2) shall be determined using the applicable mid-term federal rate in effect under Section 1274(d) of the Internal Revenue Code for the month before the month in which Selby’s employment is terminated.

SIGNATURE PAGE TO SUPPLEMENTAL CHANGE OF CONTROL
EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties have executed the Agreement the day and year written above.

LANDAMERICA FINANCIAL GROUP,
INC.

By:  /s/Theodore L. Chandler, Jr.
Theodore L. Chandler, Jr.
Chairman and Chief Executive Officer

                                                  /s/Jeffrey C. Selby
JEFFREY C. SELBY